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                                                                     EXHIBIT (j)






                       CONSENT OF INDEPENDENT ACCOUNTANTS





The Board of Directors and Shareholders
Citistreet Funds, Inc.:

We consent to the use of our report dated February 7, 2003, incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "MANAGEMENT OF THE FUNDS-Other Service Providers" the statement of additional information.

/s/ KPMG LLP


Boston, Massachusetts
April 29, 2003